UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 14, 2011

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification Number

250 William Street, Atlanta, Georgia (Address of Principal Executive Offices)	30303 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2011, Internap Network Services Corporation (the “Company”) announced the elimination of the Chief Administrative Officer position. As a result, Richard P. Dobb’s employment terminated effective February 1, 2011 (the “Separation Date”).

Pursuant to the terms of a General Release, Separation and Settlement Agreement between the Company and Mr. Dobb effective as of February 14, 2011 (the “Separation Agreement”), Mr. Dobb will receive (1) a cash payment of $280,000 to be made in 12 equal monthly installments and (2) if he so elects, continued health, dental and vision insurance coverage under the Company’s group health plan for 18 months from the Separation Date at his cost. This separation pay is consistent with the terms of the Employment Security Plan which the Company has previously disclosed and filed with the Securities and Exchange Commission.

All unvested equity grants previously made to Mr. Dobb expired on his Separation Date. The Separation Agreement also provides, among other things, that Mr. Dobb will have certain non-disclosure and non-solicitation obligations.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

10.1	General Release, Separation and Settlement Agreement between the Company and Richard Dobb, effective February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: February 17, 2011	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	General Release, Separation and Settlement Agreement between the Company and Richard Dobb, effective February 14, 2011.